                                                                    EXHIBIT 99.A

FOR IMMEDIATE RELEASE                   Contact: Maria Duey
                                                 313-792-6653

FOR IMMEDIATE RELEASE                   Contact:
                                        Maria Duey
                                        313-792-5500

                 MASCO CORPORATION REPORTS RECORD SALES FOR 2005

                       MASCO CORPORATION 2005 HIGHLIGHTS:

     FULL-YEAR 2005

          - Net sales from continuing operations increased seven percent to a record $12.6 billion.

          - Income from continuing operations was $2.19 per common share excluding the impact of a goodwill impairment charge and $2.03 per common share including the impairment charge.

          -    Free cash flow before dividends exceeded $1 billion.

          - The Company returned $1.3 billion to shareholders through share repurchases (31 million shares) and dividends.

          - The quarterly dividend was increased by 11 percent, the 47th consecutive year in which dividends have been increased.

          - The Company had over $2 billion of cash and marketable securities at year-end.

     Taylor, Michigan (February 14, 2006) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the year ended December 31, 2005 increased seven percent, primarily from organic growth, to a record $12.6 billion compared with $11.9 billion for 2004.

     Income from continuing operations was $941 million or $2.19 per common share, excluding the impact of the non-cash, after-tax goodwill impairment charge of $69 million pertaining to certain European operations. Income from continuing operations for the year ended December 31, 2005 was $872 million or $2.03 per common share, including the impact of the goodwill impairment charge. Income from continuing operations was $1,053 million in 2004 or $2.31 per common share, excluding the impact of the non-cash, after-tax goodwill impairment charge of $104 million. Income from continuing operations was $949 million or $2.08 per common share, including the impact of the goodwill impairment charge.

     Results for the year ended December 31, 2005 benefited from the strong new construction market and certain selling price increases, which were more than offset by increases in commodity, energy and freight costs, as well as a less favorable product mix. Results for 2005 also benefited from net gains related to the Company's financial investments.

     Fourth quarter 2005 net sales from continuing operations increased six percent to over $3.1 billion compared with $3.0 billion in the 2004 fourth quarter. Income from continuing operations for the fourth quarter of 2005 was $211 million or $.50 per common share, excluding the non-cash, after-tax goodwill impairment charge of $69 million. Including such charge, income from continuing operations was $142 million or $.34 per common share. Income from continuing operations for the fourth quarter of 2004 was $243 million or $.54 per common share, excluding the non-cash, after-tax goodwill impairment charge of $104 million. Including such charge, income from continuing operations was $139 million or $.31 per common share.

     Results for the fourth quarter of 2005 benefited from net gains from the sale of financial investments and other assets of $.02 per common share offset by $.02 per common share from an adjustment of deferred taxes related to certain European operations. Results for the fourth quarter of 2004 benefited from net gains from the sale of financial investments of $.06 per common share partially offset by an impairment charge of $.03 per common share related to the Company's investment in Furniture Brands International common stock. Results for the 2004 fourth quarter also benefited from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the 2004 fourth quarter on distributions of foreign earnings which benefited earnings by $.02 per common share.

     During the fourth quarter of 2005, pursuant to the Company's strategy of reviewing its business portfolio for potential consolidations and divestitures, the Company completed the sale of two additional businesses in the Cabinets and Related Products segment with combined annual sales of approximately $200 million for aggregate proceeds of approximately $200 million. The Company recognized a pre-tax net gain on the disposition of these businesses of $50 million, which is included in income from discontinued operations.

     Assuming no further significant commodity cost increases and excluding any additional costs associated with its cost reduction programs and any other items, the Company believes, based on current business trends, that it will achieve 2006 full-year earnings from continuing operations in a range of $2.35 to $2.45 per common share. Including planned costs and charges related to plant closures and other profit improvement programs, which are presently expected to approximate $70 million pre-tax 2006, earnings from continuing operations are expected to be in a range of $2.24 to $2.34 per common share.

     Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

     A conference call regarding items contained in this release is scheduled for Tuesday, February 14, 2006 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-4902 (confirmation #4758760). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #4758760) approximately two hours after the end of the call and will continue through February 21, 2006.

     Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
     CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS AND YEARS ENDED
                              12/31/05 AND 12/31/04
                      (in millions, except per share data)


                                                     Three Months Ended            Years Ended
                                                        December 31,               December 31,
                                                     ------------------       --------------------
                                                        2005     2004            2005     2004
                                                       ------   ------         -------   -------
Net Sales                                              $3,146   $2,975         $12,642   $11,850
Cost of Sales                                           2,279    2,088           9,033     8,187
                                                       ------   ------         -------   -------
   Gross Profit                                           867      887           3,609     3,663
Selling, General and Administrative Expenses              477      514           1,969     1,989
(Income) Regarding Litigation Settlement                   --       --              (6)      (30)
Goodwill Impairment Charge                                 69      112              69       112
                                                       ------   ------         -------   -------
   Operating Profit                                       321      261           1,577     1,592
Other Income (Expense), Net                               (43)      (7)           (165)      (50)
                                                       ------   ------         -------   -------
   Income from Continuing Operations before Income
      Taxes and Minority Interest                         278      254           1,412     1,542
Income Taxes                                              130      110             518       574
                                                       ------   ------         -------   -------
   Income from Continuing Operations before
      Minority Interest                                   148      144             894       968
Minority Interest                                           6        5              22        19
                                                       ------   ------         -------   -------
   Income from Continuing Operations                      142      139             872       949
Income (Loss) from Discontinued Operations,
   Net of Income Taxes                                     31      (34)             68       (56)
                                                       ------   ------         -------   -------
   Net Income                                          $  173   $  105         $   940   $   893
                                                       ======   ======         =======   =======
Earnings per Common Share (Diluted):
   Income from Continuing Operations                   $ 0.34   $ 0.31         $  2.03   $  2.08
   Income (Loss) from Discontinued Operations,
      Net of Income Taxes                                0.07    (0.07)           0.16     (0.12)
                                                       ------   ------         -------   -------
   Net Income                                          $ 0.41   $ 0.23         $  2.19   $  1.96
                                                       ======   ======         =======   =======
Average Diluted Common Shares Outstanding                 419      451             430       456
                                                       ======   ======         =======   =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2004 planned dispositions of Jung Pumpen, The Alvic Group, Alma Kuchen, E. Missel and SKS Group, the first quarter 2005 planned dispositions of Gebhardt Consolidated and GMU Group and the fourth quarter 2005 additional dispositions of Zenith Products and Aran Group as discontinued operations.

FOURTH QUARTER 2005

- Net sales from continuing operations for the quarter increased six percent to $3.1 billion, primarily from organic growth, with North American sales increasing nine percent and International sales decreasing eight percent. In local currencies, International sales were flat compared with the fourth quarter of 2004.

- Sales of assembled cabinets, plumbing products and windows in North America were particularly strong in the quarter increasing in the aggregate over 13 percent compared with the fourth quarter of 2004. Installation and Other Services sales were also strong and increased 11 percent compared with the fourth quarter of 2004.

- Sales at retail continued the relatively slower growth exhibited in the third quarter. Key retailer sales from continuing operations increased five percent in the 2005 fourth quarter compared with the fourth quarter of 2004 and a two percent increase in the third quarter of 2005. The Company believes retail sales were negatively impacted by higher energy costs adversely affecting lower-income consumers and inventory adjustments by certain retail customers.

- Income from continuing operations for the quarter was $211 million (excluding a non-cash, after-tax charge of $69 million for goodwill impairment related to certain European businesses) compared with $243 million (excluding a non-cash, after-tax charge of $104 million for goodwill impairment related to certain European businesses) for the fourth quarter of 2004. Reported income from continuing operations, including the goodwill impairment charges, was $142 million and $139 million for the fourth quarters of 2005 and 2004, respectively.

- Excluding the charges for goodwill impairment in both periods, reported earnings from continuing operations were $.50 per common share for the fourth quarter of 2005, compared with the Company's most recent guidance of $.48 to $.52 per common share, and $.54 per common share for the fourth quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2005 (CONTINUED)

- Including the charges for goodwill impairment in both periods, reported earnings from continuing operations were $.34 per common share for the fourth quarter of 2005 and $.31 per common share for the fourth quarter of 2004.

- Results for the fourth quarter of 2005 benefited from net gains from the sale of financial investments and other assets of $.02 per common share offset by $.02 per common share from an adjustment of deferred taxes related to certain European operations. Results for the fourth quarter of 2004 benefited from net gains from the sale of financial investments of $.06 per common share partially offset by an impairment charge of $.03 per common share related to the Company's investment in Furniture Brands International common stock. Results for the 2004 fourth quarter also benefited from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the 2004 fourth quarter on distributions of foreign earnings which benefited earnings by $.02 per common share.

- Sales changes by segment, which were substantially all organic growth, in the 2005 fourth quarter versus the 2004 fourth quarter were:

     -    Cabinets and Related Products sales increased six percent;

     -    Plumbing Products sales increased four percent;

     -    Installation and Other Services sales increased 11 percent;

     -    Decorative Architectural Products sales declined one percent; and

     -    Other Specialty Products sales increased seven percent.

- Sales in certain segments were negatively impacted by weaker foreign currencies and in addition, inventory adjustments by certain retail customers (principally in the Decorative Architectural Products segment).

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2005 (CONCLUDED)

-    Gross margins were 27.6 percent in the fourth quarter of 2005 compared with
     29.8 percent in the fourth quarter of 2004. Operating profit margins as reported were 10.2 percent in the fourth quarter of 2005 compared with 8.8 percent in the fourth quarter of 2004. Excluding non-cash, pre-tax charges for goodwill impairment of $69 million in the fourth quarter of 2005 and $112 million in the fourth quarter of 2004, operating profit margins were
     12.4 percent in the fourth quarter of 2005 compared with 12.5 percent in the fourth quarter of 2004.

- Results for the fourth quarter of 2005 include the positive impact of higher sales volume, which was offset by the negative effect of previously communicated increases in a number of operating expenses, including such items as commodity, freight, energy and other petroleum-based product costs.

- SG&A expenses as a percent of sales, including general corporate expense, were 15.2 percent in the fourth quarter of 2005 and 17.3 percent in the fourth quarter of 2004.

- General corporate expense was 1.5 percent of sales in the fourth quarter of 2005 compared with 2.0 percent in the comparable period of 2004.

- The reported tax rates on income from continuing operations of 46.8 percent and 43.3 percent for the fourth quarters of 2005 and 2004, respectively, principally reflect the impact of a lower tax benefit on the goodwill impairment charges. Excluding the goodwill impairment charges in 2005 and 2004 and the adjustment of deferred taxes related to certain European operations in 2005 and the impact of the distribution of foreign earnings in 2004 the Company's tax rate was 35 percent in the fourth quarters of both 2005 and 2004.

- The Company's diluted common shares for purposes of calculating earnings per common share were 419 million for the fourth quarter of 2005 compared with 451 million for the fourth quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2005

- Net sales from continuing operations for 2005 increased seven percent to $12.6 billion compared with $11.9 billion for 2004. North American sales increased eight percent and International sales increased one percent. In local currencies, International sales also increased one percent.

- Sales of assembled cabinets, installation services and windows in North America were particularly strong in 2005.

- For the full-year 2005, key retailer sales were $3.8 billion, an increase of approximately four percent over $3.7 billion for 2004.

- Sales increases by segment, which were substantially all organic growth, for 2005 versus 2004 were:

     -    Cabinets and Related Products sales increased eight percent;

     -    Plumbing Products sales increased four percent;

     -    Installation and Other Services sales increased 11 percent;

     -    Decorative Architectural Products sales increased four percent; and

     -    Other Specialty Products sales increased four percent.

- Excluding the charges for goodwill impairment in 2005 and 2004, earnings from continuing operations for 2005 were $2.19 per common share, compared with the Company's most recent guidance, as adjusted for discontinued operations, of $2.16 to $2.20 per common share, and $2.31 per common share for 2004.

- The Company sold Zenith Products in North America and Aran Group in Europe in the fourth quarter of 2005 with combined annual sales of approximately $200 million for aggregate proceeds of approximately $200 million. Under Generally Accepted Accounting Principles, the net gain on these transactions, along with 2005 full-year and prior period operating results of these companies, is reflected in discontinued operations. The impact of including these businesses in discontinued operations is to reduce full-year results of continuing operations by $.05 per common share.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2005 (CONTINUED)

- For the full-year 2005, reported income from continuing operations was $872 million compared with $949 million in 2004, including non-cash, after-tax charges for goodwill impairment of $69 million and $104 million in 2005 and 2004, respectively. Reported earnings from continuing operations were $2.03 per common share compared with $2.08 per common share in 2004, including the non-cash, after-tax charges for goodwill impairment.

- Gross margins were 28.5 percent in 2005 compared with 30.9 percent in 2004. Operating profit margins as reported were 12.5 percent in 2005 compared with 13.4 percent in 2004. Excluding non-cash, pre-tax goodwill impairment charges of $69 million in 2005 and $112 million in 2004 and income related to the Behr litigation of $6 million in 2005 and $30 million in 2004, operating profit margins were 13.0 percent in 2005 compared with 14.1 percent in 2004.

- Full-year 2005 gross margins and operating margins were adversely impacted by increased commodity, freight, energy and other petroleum-based product costs, as well as a less favorable product mix.

- SG&A expenses as a percent of sales, including general corporate expense, were 15.6 percent in 2005 compared with 16.8 percent in 2004.

-    General corporate expense was 1.5 percent of sales in 2005 compared with
     1.6 percent in 2004.

- The Company's reported tax rate on income from continuing operations, excluding the goodwill impairment charges in 2005 and 2004, the adjustment of deferred taxes related to certain European operations in 2005 and the impact of the distributions of foreign earnings in 2004 was 35 percent for both full-year 2005 and 2004. The Company anticipates that its tax rate on income from continuing operations for 2006 will approximate 36 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2005 (CONTINUED)

- Accounts receivable days at December 31, 2005 were 48 days compared with 49 days a year ago.

- Inventory days were 46 days at December 31, 2005 compared with 49 days a year ago.

-    Accounts payable days were 36 days at both December 31, 2005 and 2004.

- Working capital at December 31, 2005 (defined as accounts receivable and inventories less accounts payable) improved to 15.9 percent of sales from
     16.8 percent a year earlier.

- For the twelve months ended December 31, 2005 and December 31, 2004, return on invested capital was 13.0 percent and 12.0 percent, respectively. For the twelve months ended December 31, 2005 and December 31, 2004, return on invested capital (as reconciled) was 13.4 percent and 12.9 percent, respectively. The Company continues to believe that it will approximate its 15 percent return on invested capital goal by the end of 2006 and 18 percent goal by 2010.

-    Capital expenditures including discontinued operations were $282 million or
     2.2 percent of sales in 2005, compared with $310 million or 2.5 percent of sales in 2004. Certain capital expenditures principally related to capacity expansion and facility acquisitions that were originally expected to occur in 2005 will occur in 2006 and capital expenditures are expected to aggregate $420 million in 2006. Depreciation and amortization was $241 million in 2005 compared with $237 million in 2004.

- The Company repurchased 31 million shares of its common stock during 2005, of which eight million shares were repurchased in the fourth quarter. The Company had 29 million common shares remaining at December 31, 2005 under the March 2005 Board of Directors repurchase authorization of 50 million shares.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2005 (CONCLUDED)

- In 2005 the Company returned $1.3 billion to shareholders through share repurchases (31 million) and dividends. For the three-year period (2003-2005) ended December 31, 2005, the Company has returned $3.6 billion to shareholders through the repurchase of 97 million shares and dividends.

- The Company increased its quarterly dividend in 2005 by 11 percent from $.18 to $.20 per common share. The increased quarterly dividend reflects the Company's favorable long-term outlook, strong balance sheet and cash flow and recent tax law changes, and makes 2005 the 47th consecutive year in which dividends have been increased.

- The Company's diluted common shares for purposes of calculating earnings per common share were 430 million for the year ended December 31, 2005 compared with 456 million for the year ended December 31, 2004.

- On June 10, 2005, the Company issued $500 million of fixed-rate 4.8% notes due 2015, resulting in net proceeds of $494 million. The Company issued this debt to take advantage of favorable interest rates and in anticipation of $800 million of debt maturing in March 2006.

- At the end of the year, the Company had a strong balance sheet, with over $2 billion in cash and marketable securities and $2 billion in unused bank lines. The Company will utilize $800 million of its cash to redeem debt maturing in March 2006.

- The Company's marketable securities had an aggregate cost basis of $94 million, with an aggregate market value of $115 million, including unrealized gains of $21 million at December 31, 2005.

- In 2005 free cash flow was over $1 billion. For the three-year period (2003-2005) ended December 31, 2005, the Company's free cash flow (defined as cash from operations less capital expenditures and before dividends) aggregated $3.4 billion.

- In 2005, the Company generated $193 million of cash from the net disposition of financial investments and $278 million from the net disposition of certain businesses.

- Debt as a percent of total capital was 49 percent at December 31, 2005 compared with 44 percent at December 31, 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

2006 OUTLOOK

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at January 1, 2006 are 418 million. This excludes the impact of any 2006 repurchases of common stock.

- The Company believes that it will achieve further organic sales growth in 2006, and, based on current business trends, believes that it will achieve full-year earnings from continuing operations in a range of $2.35 to $2.45 per common share, including approximately $60 million of increased benefits to be realized in 2006 from our cost reduction programs.

- The Company's full-year guidance is based on housing starts declining five percent from 2005 levels, share repurchases of a minimum 20 million common shares, modest margin improvement reflecting selling price increases offsetting rising commodity costs and anticipated income from financial investments. The guidance also assumes no further significant commodity cost increases.

- The Company in January 2006 announced a planned plant closure in the Plumbing Products segment. The costs associated with the closure are expected to be incurred over the remainder of 2006. These costs and other costs and charges related to the Company's cost reduction initiatives are anticipated to aggregate approximately $70 million in 2006. Including this $70 million of anticipated costs (approximately $.11 per common share) guidance for earnings from continuing operations would be in a range of $2.24 to $2.34 per common share.

- While the Company will continue to provide annual guidance, it will no longer provide quarterly earnings guidance.

                          PROFIT IMPROVEMENT PROGRAMS
                          ---------------------------

- The Company remains committed to its strategy of value creation and is focused on the simplification of its business model, cash flow generation, improvement in return on invested capital, and the return of cash to shareholders through share repurchases and dividends.

     Consistent with this strategy, the Company is pursuing a variety of initiatives to offset cost increases and increase operating profit, including sourcing programs, the restructuring of certain of its businesses including consolidations, manufacturing rationalization, headcount reductions, and other profit improvement programs.

-    MAJOR PROGRAM COMPONENTS
     ------------------------

     - Asian sourcing has grown from $200 million in 2003, $450 million in 2004 to in excess of our $550 million goal in 2005. We have previously indicated that we save 25-30% on items we outsource to Asia.

     - Consolidations, together with divestitures, have reduced our business units from 67 in early 2003 to less than 40 at December 31, 2005.

-    PROGRAM COSTS
     -------------

     We estimate that direct costs associated with our cost reduction initiatives approximated $30 million in 2005, and anticipate that direct costs will approximate $70 million (primarily related to manufacturing plant closures) or $.11 per common share in 2006. The quarterly timing of recording costs in 2006 will be driven by events over the course of the year.

-    PROGRAM BENEFITS
     ----------------

     We believe that we realized additional cost reduction benefits in 2005 of approximately $40 million. Additional cost reduction benefits in 2006 are expected to approximate $60 million. The Company expects to realize the full extent of the benefits from these initiatives in 2007 and beyond. Minimal additional costs related to implementing these programs are presently expected for 2007.

- We expect to provide further detail related to our cost reduction programs during our March 30, 2006 Investor Conference.

     Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 4TH QUARTER 2005

Page
----
  1    Condensed Statements of Income - 2005 & 2004 Quarters

  2    Notes to Condensed Statements of Income - 2005 & 2004 Quarters

  3    Sales by Segment and Geographic Area - Three Months Ended December 31,
          2005 & 2004

  4    Sales by Segment and Geographic Area - Twelve Months Ended December 31,
          2005 & 2004

  5    2005 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  6    2005 Quarterly Segment Data - Including Goodwill Impairment Charge

  7    2004 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  8    2004 Quarterly Segment Data - Including Goodwill Impairment Charge

  9    Other Income (Expense), Net -  2005 & 2004 Quarters

 10    Consolidated Statements of Income - Three Months Ended December 31,
          2005 & 2004

 11    Consolidated Statements of Income - Twelve Months Ended December 31,
          2005 & 2004

 12    Consolidated Balance Sheets

       GAAP Reconciliations:

 13         Sales Growth Excluding Effect of Acquisitions & Currency Translation

 14         Operating Profit and Margins

 15         Operating Profit and Shareholders' Equity

 16    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                  2005                                     2004
                                                ---------------------------------------  ---------------------------------------
                                                  YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1    YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Net  Sales:
   - North America                              $10,513  $2,633  $2,766  $2,745  $2,369  $ 9,740  $2,418  $2,591  $2,495  $2,236
   - International                                2,129     513     530     541     545    2,110     557     526     509     518
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
   - Consolidated                                12,642   3,146   3,296   3,286   2,914   11,850   2,975   3,117   3,004   2,754
Cost of Sales                                     9,033   2,279   2,350   2,318   2,086    8,187   2,088   2,139   2,044   1,916
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Gross Profit                                      3,609     867     946     968     828    3,663     887     978     960     838
      (Gross Margin)                               28.5%   27.6%   28.7%   29.5%   28.4%    30.9%   29.8%   31.4%   32.0%   30.4%
S,G&A  Expense (before GCE & (Gain) Loss on
   Sale of Corporate Fixed Assets)                1,785     438     438     460     449    1,802     453     444     455     450
      (S,G&A Expense as a % of Sales)              14.1%   13.9%   13.3%   14.0%   15.4%    15.2%   15.2%   14.2%   15.1%   16.3%
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit (before GCE, (Gain) Loss on
   Sale of Corporate Fixed Assets, Litigation
   (Income) & Goodwill Impairment Charge)         1,824     429     508     508     379    1,861     434     534     505     388
      (Operating Margin)                           14.4%   13.6%   15.4%   15.5%   13.0%    15.7%   14.6%   17.1%   16.8%   14.1%
   - North America                                1,577     377     441     440     319    1,616     386     472     435     323
      (Margin)                                     15.0%   14.3%   15.9%   16.0%   13.5%    16.6%   16.0%   18.2%   17.4%   14.4%
   - International                                  247      52      67      68      60      245      48      62      70      65
      (Margin)                                     11.6%   10.1%   12.6%   12.6%   11.0%    11.6%    8.6%   11.8%   13.8%   12.5%
General Corporate Expense (GCE)                     192      47      51      48      46      194      60      53      45      36
S,G&A  Expense as a % of Sales (including GCE
   & (Gain) Loss on Sale of Corporate Fixed
   Assets)                                         15.6%   15.2%   14.8%   15.5%   17.0%    16.8%   17.3%   15.9%   16.6%   17.4%
(Gain) Loss on Sale of Corporate Fixed Assets,
   Net                                               (8)     (8)     --      --      --       (7)      1      --      (1)     (7)
(Income) Regarding Litigation Settlement             (6)     --      (1)     (3)     (2)     (30)     --      (2)     (7)    (21)
Goodwill Impairment Charge                           69      69      --      --      --      112     112      --      --      --
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
Operating Profit per F/S                        $ 1,577  $  321  $  458  $  463  $  335  $ 1,592  $  261  $  483  $  468  $  380
                                                =======  ======  ======  ======  ======  =======  ======  ======  ======  ======
Earnings per Common Share (Diluted):
   Income from Continuing Operations            $  2.03  $ 0.34  $ 0.60  $ 0.62  $ 0.47  $  2.08  $ 0.31  $ 0.63  $ 0.64  $ 0.51
   Income (Loss) from Discontinued Operations      0.16    0.07    0.01    0.01    0.06    (0.12)  (0.07)   0.17   (0.06)  (0.15)
                                                -------  ------  ------  ------  ------  -------  ------  ------  ------  ------
   Net Income                                   $  2.19  $ 0.41  $ 0.61  $ 0.64  $ 0.52  $  1.96  $ 0.23  $ 0.80  $ 0.58  $ 0.36
                                                =======  ======  ======  ======  ======  =======  ======  ======  ======  ======

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER

NOTES:

- Operating results exclude 2004 planned dispositions as well as other operations which were sold in 2005 and 2004, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2005 reflect a non-cash, pre-tax charge for goodwill impairment of $69 million ($69 million or $.16 per common share, after tax) pertaining to European operations.

- Income from continuing operations in the third quarter of 2005 includes $43 million of pre-tax impairment charges ($.07 per common share, after tax) related to the Company's investments in Furniture Brands International common stock and certain private equity funds.

- Income from discontinued operations in the first quarter of 2005 ($.04 per common share, after tax) includes a net $10 million pre-tax gain from the sale of two businesses. Income from discontinued operations in the fourth quarter of 2005 includes a net $50 million pre-tax gain from the sale of two businesses.

- Operating results for the fourth quarter of 2004 reflect a non-cash, pre-tax charge for goodwill impairment of $112 million ($104 million or $.23 per common share, after tax).

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($93 million or $.21 per common share, after tax) from the sale of two businesses.

- Income (loss) from discontinued operations in the first, second and third quarters of 2004 includes pre-tax impairment charges of $64 million ($76 million or $.16 per common share, after tax), $44 million ($44 million or $.10 per common share, after tax) and $31 million ($31 million or $.07 per common share, after tax), respectively.

- Per common share amounts for the four quarters of 2005 and 2004 may not total to the per common share amount for the respective year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                   THREE MONTHS ENDED DECEMBER 31, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                    Three Months Ended
                                       December 31,     4th Qtr '05
                                    ------------------      vs.
                                       2005     2004    4th Qtr '04
                                      ------   ------   -----------
Cabinets & Related Products           $  842   $  798      +  6%
Plumbing Products                        786      758      +  4%
Installation & Other Services            799      718      + 11%
Decorative Architectural Products        351      356      -  1%
Other Specialty Products                 368      345      +  7%
                                      ------   ------
   Total                              $3,146   $2,975      +  6%
                                      ======   ======

North America                         $2,633   $2,418      +  9%
International, principally Europe        513      557      -  8%
                                      ------   ------
   Total, as above                    $3,146   $2,975      +  6%
                                      ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased six percent, North American net sales increased nine percent and International net sales decreased eight percent (please see page 13 for the GAAP reconciliation).

- International sales in local currencies were flat compared with the fourth quarter of 2004 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                  TWELVE MONTHS ENDED DECEMBER 31, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                    Twelve Months Ended
                                        December 31,      12 Months '05
                                    -------------------        vs.
                                       2005      2004     12 Months '04
                                     -------   -------    -------------
Cabinets & Related Products          $ 3,324   $ 3,065        +  8%
Plumbing Products                      3,176     3,057        +  4%
Installation & Other Services          3,063     2,771        + 11%
Decorative Architectural Products      1,681     1,610        +  4%
Other Specialty Products               1,398     1,347        +  4%
                                     -------   -------
   Total                             $12,642   $11,850        +  7%
                                     =======   =======

North America                        $10,513   $ 9,740        +  8%
International, principally Europe      2,129     2,110        +  1%
                                     -------   -------
  Total, as above                    $12,642   $11,850        +  7%
                                     =======   =======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased seven percent, North American net sales increased eight percent and International net sales increased one percent (please see page 13 for the GAAP reconciliation).

- International sales in local currencies increased one percent compared with the year ended December 31, 2004 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                               -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products             $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                           3,176      786      807      823      760
   - Installation and Other Services             3,063      799      807      764      693
   - Decorative Architectural Products           1,681      351      453      506      371
   - Other Specialty Products                    1,398      368      368      355      307
                                               -------   ------   ------   ------   ------
   - TOTAL                                      12,642    3,146    3,296    3,286    2,914
                                               =======   ======   ======   ======   ======

   - North America                              10,513    2,633    2,766    2,745    2,369
   - International, principally Europe           2,129      513      530      541      545
                                               -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            12,642    3,146    3,296    3,286    2,914
                                               =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                 515      128      137      134      116
   - Plumbing Products                             374       84      103      108       79
   - Installation and Other Services               382       90      110      102       80
   - Decorative Architectural Products             278       45       78       96       59
   - Other Specialty Products                      275       82       80       68       45
                                               -------   ------   ------   ------   ------
   - TOTAL                                       1,824      429      508      508      379
                                               =======   ======   ======   ======   ======

   - North America                               1,577      377      441      440      319
   - International, principally Europe             247       52       67       68       60
                                               -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                             1,824      429      508      508      379
                                               =======   ======   ======   ======   ======

General Corporate Expense (GCE)                    192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                      (8)      (8)      --       --       --
(Income) Regarding Litigation Settlement            (6)      --       (1)      (3)      (2)
                                               -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)     1,646      390      458      463      335
Other Income (Expense), Net                       (165)     (43)     (59)     (41)     (22)
                                               -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest          $ 1,481   $  347   $  399   $  422   $  313
                                               =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                            11.8%    10.7%    12.8%    13.1%    10.4%
   - Installation and Other Services              12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products            16.5%    12.8%    17.2%    19.0%    15.9%
   - Other Specialty Products                     19.7%    22.3%    21.7%    19.2%    14.7%
   - TOTAL                                        14.4%    13.6%    15.4%    15.5%    13.0%

   - North America                                15.0%    14.3%    15.9%    16.0%    13.5%
   - International, principally Europe            11.6%    10.1%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                              14.4%    13.6%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 exclude a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                               -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products             $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                           3,176      786      807      823      760
   - Installation and Other Services             3,063      799      807      764      693
   - Decorative Architectural Products           1,681      351      453      506      371
   - Other Specialty Products                    1,398      368      368      355      307
                                               -------   ------   ------   ------   ------
   - TOTAL                                      12,642    3,146    3,296    3,286    2,914
                                               =======   ======   ======   ======   ======

   - North America                              10,513    2,633    2,766    2,745    2,369
   - International, principally Europe           2,129      513      530      541      545
                                               -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                            12,642    3,146    3,296    3,286    2,914
                                               =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                 515      128      137      134      116
   - Plumbing Products                             367       77      103      108       79
   - Installation and Other Services               382       90      110      102       80
   - Decorative Architectural Products             252       19       78       96       59
   - Other Specialty Products                      239       46       80       68       45
                                               -------   ------   ------   ------   ------
   - TOTAL                                       1,755      360      508      508      379
                                               =======   ======   ======   ======   ======

   - North America                               1,577      377      441      440      319
   - International, principally Europe             178      (17)      67       68       60
                                               -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                             1,755      360      508      508      379
                                               =======   ======   ======   ======   ======

General Corporate Expense (GCE)                    192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed
   Assets, Net                                      (8)      (8)      --       --       --
(Income) Regarding Litigation Settlement            (6)      --       (1)      (3)      (2)
                                               -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)     1,577      321      458      463      335
Other Income (Expense), Net                       (165)     (43)     (59)     (41)     (22)
                                               -------   ------   ------   ------   ------
Income from Continuing Operations Before
     Income Taxes and Minority Interest        $ 1,412   $  278   $  399   $  422   $  313
                                               =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                            11.6%     9.8%    12.8%    13.1%    10.4%
   - Installation and Other Services              12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products            15.0%     5.4%    17.2%    19.0%    15.9%
   - Other Specialty Products                     17.1%    12.5%    21.7%    19.2%    14.7%
   - TOTAL                                        13.9%    11.4%    15.4%    15.5%    13.0%

   - North America                                15.0%    14.3%    15.9%    16.0%    13.5%
   - International, principally Europe             8.4%    -3.3%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                              13.9%    11.4%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 include a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,065   $  798   $  800   $  740   $  727
   - Plumbing Products                                 3,057      758      775      785      739
   - Installation and Other Services                   2,771      718      737      686      630
   - Decorative Architectural Products                 1,610      356      433      451      370
   - Other Specialty Products                          1,347      345      372      342      288
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            11,850    2,975    3,117    3,004    2,754
                                                     =======   ======   ======   ======   ======

   - North America                                     9,740    2,418    2,591    2,495    2,236
   - International, principally Europe                 2,110      557      526      509      518
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  11,850    2,975    3,117    3,004    2,754
                                                     =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                       519      147      142      128      102
   - Plumbing Products                                   395       81      101      117       96
   - Installation and Other Services                     358       86      103       88       81
   - Decorative Architectural Products                   331       64      102      101       64
   - Other Specialty Products                            258       56       86       71       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,861      434      534      505      388
                                                     =======   ======   ======   ======   ======

   - North America                                     1,616      386      472      435      323
   - International, principally Europe                   245       48       62       70       65
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,861      434      534      505      388
                                                     =======   ======   ======   ======   ======

General Corporate Expense (GCE)                          194       60       53       45       36
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (7)       1       --       (1)      (7)
(Income) Regarding Litigation Settlement                 (30)      --       (2)      (7)     (21)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,704      373      483      468      380
Other Income (Expense), Net                              (50)      (7)     (31)     (11)      (1)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,654   $  366   $  452   $  457   $  379
                                                     =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                      16.9%    18.4%    17.8%    17.3%    14.0%
   - Plumbing Products                                  12.9%    10.7%    13.0%    14.9%    13.0%
   - Installation and Other Services                    12.9%    12.0%    14.0%    12.8%    12.9%
   - Decorative Architectural Products                  20.6%    18.0%    23.6%    22.4%    17.3%
   - Other Specialty Products                           19.2%    16.2%    23.1%    20.8%    15.6%
   - TOTAL                                              15.7%    14.6%    17.1%    16.8%    14.1%
   - North America                                      16.6%    16.0%    18.2%    17.4%    14.4%
   - International, principally Europe                  11.6%     8.6%    11.8%    13.8%    12.5%
   - TOTAL, AS ABOVE                                    15.7%    14.6%    17.1%    16.8%    14.1%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2004 exclude a non-cash, pre-tax charge for goodwill impairment of $112 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,065   $  798   $  800   $  740   $  727
   - Plumbing Products                                 3,057      758      775      785      739
   - Installation and Other Services                   2,771      718      737      686      630
   - Decorative Architectural Products                 1,610      356      433      451      370
   - Other Specialty Products                          1,347      345      372      342      288
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            11,850    2,975    3,117    3,004    2,754
                                                     =======   ======   ======   ======   ======

   - North America                                     9,740    2,418    2,591    2,495    2,236
   - International, principally Europe                 2,110      557      526      509      518
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  11,850    2,975    3,117    3,004    2,754
                                                     =======   ======   ======   ======   ======

Operating Profit:
   - Cabinets and Related Products                       519      147      142      128      102
   - Plumbing Products                                   370       56      101      117       96
   - Installation and Other Services                     358       86      103       88       81
   - Decorative Architectural Products                   269        2      102      101       64
   - Other Specialty Products                            233       31       86       71       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,749      322      534      505      388
                                                     =======   ======   ======   ======   ======

   - North America                                     1,616      386      472      435      323
   - International, principally Europe                   133      (64)      62       70       65
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,749      322      534      505      388
                                                     =======   ======   ======   ======   ======

General Corporate Expense (GCE)                          194       60       53       45       36
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (7)       1       --       (1)      (7)
(Income) Regarding Litigation Settlement                 (30)      --       (2)      (7)     (21)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,592      261      483      468      380
Other Income (Expense), Net                              (50)      (7)     (31)     (11)      (1)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,542   $  254   $  452   $  457   $  379
                                                     =======   ======   ======   ======   ======

Margins:
   - Cabinets and Related Products                      16.9%    18.4%    17.8%    17.3%    14.0%
   - Plumbing Products                                  12.1%     7.4%    13.0%    14.9%    13.0%
   - Installation and Other Services                    12.9%    12.0%    14.0%    12.8%    12.9%
   - Decorative Architectural Products                  16.7%     0.6%    23.6%    22.4%    17.3%
   - Other Specialty Products                           17.3%     9.0%    23.1%    20.8%    15.6%
   - TOTAL                                              14.8%    10.8%    17.1%    16.8%    14.1%
   - North America                                      16.6%    16.0%    18.2%    17.4%    14.4%
   - International, principally Europe                   6.3%   -11.5%    11.8%    13.8%    12.5%
   - TOTAL, AS ABOVE                                    14.8%    10.8%    17.1%    16.8%    14.1%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2004 include a non-cash, pre-tax charge for goodwill impairment of $112 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2005 & 2004 - BY QUARTER
                                  (IN MILLIONS)

                                                                 2005                                   2004
                                                -------------------------------------  -------------------------------------
                                                YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1   YEAR  QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                -----  ------  ------  ------  ------  -----  ------  ------  ------  ------
Interest Expense                                $(247)  $(66)   $(64)   $(58)   $(59)  $(217)  $(57)   $(55)   $(52)   $(53)
Income from Cash and Cash Investments              36     14      11       6       5      11      6       2       1       2
Other Interest Income                               7      2       3       1       1       7      2       2       1       2
Realized Gains from Financial Investments, Net     98      6      23      28      41      92     40       9      14      29
Dividend Income                                    16      4       4       4       4      27      5       8       7       7
Impairment Charge for Marketable Securities       (30)    --     (28)     (2)     --     (21)   (21)     --      --      --
Impairment Charge for Private Equity Funds        (15)    --     (15)     --      --      --     --      --      --      --
Other, Net                                        (30)    (3)      7     (20)    (14)     51     18       3      18      12
                                                -----   ----    ----    ----    ----   -----   ----    ----    ----    ----
Total Other Income (Expense), Net               $(165)  $(43)   $(59)   $(41)   $(22)  $ (50)  $ (7)   $(31)   $(11)   $ (1)
                                                =====   ====    ====    ====    ====   =====   ====    ====    ====    ====

NOTES:

-    Data exclude discontinued operations.

- Other, net, for 2005 includes $25 million of realized currency transaction losses; 2004 includes $26 million of realized currency transaction gains.

- Other, net, for the fourth quarter of 2005 principally includes $2 million of realized currency transaction losses; the fourth quarter of 2004 includes $15 million of realized currency transaction gains.

- The third quarter of 2005 and the fourth quarter of 2004 impairment charges for marketable securities relate to the Company's investment in Furniture Brands International common stock.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                          As a Percent of Sales
                                                                                     Three Months Ended       3 Months Ended
                                                                                        December 31,           December 31,
                                                                               %     ------------------   ---------------------
Line                                                                        Change     2005     2004           2005    2004
----                                                                        ------    ------   ------         -----   -----
 1     Net Sales                                                               6%     $3,146   $2,975         100.0%  100.0%
 2     Cost of Sales                                                           9%      2,279    2,088          72.4%   70.2%
                                                                                      ------   ------         -----   -----
 3     Gross Profit                                                           -2%        867      887          27.6%   29.8%
                                                                                      ------   ------         -----   -----
       Operating Profit:
 4     - Before GCE, Litigation (Income), (Gain) on Sale of
          Corporate Fixed Assets and Goodwill Impairment Charge(3-8)          -1%        429      434          13.6%   14.6%
 5     - After GCE, Litigation (Income), (Gain) on Sale of
          Corporate Fixed Assets and Goodwill Impairment
          Charge (3-9-10-11)                                                  23%        321      261          10.2%    8.8%
                                                                                      ------   ------         -----   -----
       S,G&A Expense:
 6     - General Corporate Expense (GCE)                                     -22%         47       60           1.5%    2.0%
 7     - (Gain) loss on Sale of Corporate Fixed Assets, Net                               (8)       1          -0.3%   0.00
 8     - All Other                                                            -3%        438      453          13.9%   15.2%
                                                                                      ------   ------         -----   -----
 9     - Total S,G&A Expense                                                  -7%        477      514          15.2%   17.3%
                                                                                      ------   ------         -----   -----
 10    Goodwill Impairment Charge                                                         69      112
 11    (Income) Regarding Litigation Settlement                                           --       --           0.0%    0.0%
 12    Other Income (Expense), Net                                                       (43)      (7)         -1.4%   -0.2%
                                                                                      ------   ------         -----   -----
 13    Income from Continuing Operations Before Income Taxes and
          Minority Interest (5+12)                                             9%        278      254           8.8%    8.5%
 14    Income Taxes                                                           18%        130      110           4.1%    3.7%
          (Tax Rate)                                                                    46.8%    43.3%
                                                                                      ------   ------         -----   -----
 15    Income from Continuing Operations Before Minority Interest              3%        148      144           4.7%    4.8%
 16    Minority Interest                                                                  (6)      (5)         -0.2%   -0.2%
                                                                                      ------   ------         -----   -----
 17    Income from Continuing Operations                                       2%        142      139           4.5%    4.7%
 18    Income (Loss) from Discontinued Operations, Net of Income Taxes                    31      (34)          1.0%   -1.1%
                                                                                      ------   ------         -----   -----
 19    Net Income                                                             65%     $  173   $  105           5.5%    3.5%
                                                                                      ======   ======         =====   =====
       Earnings Per Common Share (Diluted):
          Income from Continuing Operations                                   10%     $ 0.34   $ 0.31
          Income (Loss) from Discontinued Operations, Net of Income Taxes               0.07    (0.07)
                                                                                      ------   ------
          Net Income                                                          77%     $ 0.41   $ 0.23
                                                                                      ======   ======
       Average (Diluted) Common Shares                                        -7%        419      451

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                           As a Percent of Sales
                                                                                     Twelve Months Ended      12 Months Ended
                                                                                        December 31,            December 31,
                                                                               %     -------------------   ---------------------
Line                                                                        Change      2005      2004          2005    2004
----                                                                        ------    -------   -------        -----   -----
 1     Net Sales                                                               7%     $12,642   $11,850        100.0%  100.0%
 2     Cost of Sales                                                          10%       9,033     8,187         71.5%   69.1%
                                                                                      -------   -------        -----   -----
 3     Gross Profit                                                           -1%       3,609     3,663         28.5%   30.9%
                                                                                      -------   -------        -----   -----
       Operating Profit:
 4      - Before GCE, Litigation (Income), (Gain) on Sale of
          Corporate Fixed Assets and Goodwill Impairment Charge(3-8)          -2%       1,824     1,861         14.4%   15.7%
 5      - After GCE, Litigation (Income), (Gain) on Sale of
          Corporate Fixed Assets and Goodwill Impairment Charge
             (3-9-10-11)                                                      -1%       1,577     1,592         12.5%   13.4%
                                                                                      -------   -------        -----   -----
       S,G&A Expense:
 6     - General Corporate Expense (GCE)                                      -1%         192       194          1.5%    1.6%
 7     - (Gain) on Sale of Corporate Fixed Assets, Net                                     (8)       (7)        -0.1%   -0.1%
 8     - All Other                                                            -1%       1,785     1,802         14.1%   15.2%
                                                                                      -------   -------        -----   -----
 9     - Total S,G&A Expense                                                  -1%       1,969     1,989         15.6%   16.8%
                                                                                      -------   -------        -----   -----
 10    Goodwill Impairment Charge                                                          69       112
 11    (Income) Regarding Litigation Settlement                                            (6)      (30)         0.0%   -0.3%
 12    Other Income (Expense), Net                                                       (165)      (50)        -1.3%   -0.4%
                                                                                      -------   -------        -----   -----
 13    Income from Continuing Operations Before Income Taxes and
          Minority Interest (5+12)                                            -8%       1,412     1,542         11.2%   13.0%
 14    Income Taxes                                                          -10%         518       574          4.1%    4.8%
          (Tax Rate)                                                                     36.7%     37.2%
                                                                                      -------   -------        -----   -----
 15    Income from Continuing Operations Before Minority Interest             -8%         894       968          7.1%    8.2%
 16    Minority Interest                                                                  (22)      (19)        -0.2%   -0.2%
                                                                                      -------   -------        -----   -----
 17    Income from Continuing Operations                                      -8%         872       949          6.9%    8.0%
 18    Income (Loss) from Discontinued Operations, Net of Income Taxes                     68       (56)         0.5%   -0.5%
                                                                                      -------   -------        -----   -----
 19    Net Income                                                              5%     $   940   $   893          7.4%    7.5%
                                                                                      =======   =======        =====   =====
       Earnings Per Common Share (Diluted):
          Income from Continuing Operations                                   -3%     $  2.03   $  2.08
          Income (Loss) from Discontinued Operations, Net of Income Taxes                0.16     (0.12)
                                                                                      -------   -------
          Net Income                                                          12%     $  2.19   $  1.96
                                                                                      =======   =======
       Average (Diluted) Common Shares                                        -6%         430       456

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                   December 31,   December 31,
                                                       2005           2004
                                                   ------------   ------------
ASSETS
Current Assets:
   Cash and Cash Investments                          $ 1,964        $ 1,256
   Receivable, Net                                      1,716          1,732
   Inventories                                          1,127          1,132
   Prepaid Expenses and Other                             316            282
                                                      -------        -------

      Total Current Assets                              5,123          4,402

Property and Equipment, Net                             2,173          2,272
Goodwill                                                4,171          4,408
Other Intangible Assets, Net                              307            326
Other Assets                                              785          1,133
                                                      -------        -------
      Total Assets                                    $12,559        $12,541
                                                      =======        =======

LIABILITIES
Current Liabilities:
   Notes Payable                                      $   832        $    80
   Accounts Payable                                       837            837
   Accrued Liabilities                                  1,225          1,230
                                                      -------        -------
      Total Current Liabilities                         2,894          2,147

Long-Term Debt                                          3,915          4,187
Deferred Income Taxes and Other                           902            784
                                                      -------        -------
      Total Liabilities                                 7,711          7,118

SHAREHOLDERS' EQUITY                                    4,848          5,423
                                                      -------        -------
      Total Liabilities and Shareholders' Equity      $12,559        $12,541
                                                      =======        =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                          Three Months Ended
                                                             December 31,
                                                          ------------------
                                                             2005     2004
                                                            ------   ------
Consolidated Net Sales, as reported                         $3,146   $2,975
   - Acquisitions                                               (7)      --
                                                            ------   ------
Consolidated Net Sales (excl. acquisitions)                 $3,139   $2,975
                                                            ======   ======
North American Net Sales, as reported                       $2,633   $2,418
   - Acquisitions                                               (7)      --
                                                            ------   ------
North American Net Sales (excl. acquisitions)               $2,626   $2,418
                                                            ======   ======
International Net Sales, as reported                        $  513   $  557
   - Acquisitions                                               --       --
                                                            ------   ------
International Net Sales (excl. acquisitions)                   513      557
   - Currency Translation                                       44       --
                                                            ------   ------
International Net Sales (excl. acquisitions & currency)     $  557   $  557
                                                            ======   ======

                                                          Twelve Months Ended
                                                              December 31,
                                                          -------------------
                                                             2005      2004
                                                           -------   -------
Consolidated Net Sales, as reported                        $12,642   $11,850
   - Acquisitions                                              (21)       --
                                                           -------   -------
Consolidated Net Sales (excl. acquisitions)                $12,621   $11,850
                                                           =======   =======
North American Net Sales, as reported                      $10,513   $ 9,740
   - Acquisitions                                              (21)       --
                                                           -------   -------
North American Net Sales (excl. acquisitions)              $10,492   $ 9,740
                                                           =======   =======
International Net Sales, as reported                       $ 2,129   $ 2,110
   - Acquisitions                                               --        --
                                                           -------   -------
International Net Sales (excl. acquisitions)                 2,129     2,110
   - Currency Translation                                        5        --
                                                           -------   -------
International Net Sales (excl. acquisitions & currency)    $ 2,134   $ 2,110
                                                           =======   =======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                           THREE MONTHS ENDED DECEMBER 31,
                                           -------------------------------
                                                 2005            2004
                                            -------------   -------------
                                              $    Margin     $    Margin
                                            ----   ------   ----   ------
Operating Profit, As Reported               $321    10.2%   $261     8.8%
Goodwill Impairment Charge                    69             112
(Income) Regarding Litigation Settlement      --              --
                                            ----            ----
Operating Profit, As Reconciled             $390    12.4%   $373    12.5%
                                            ====            ====

                                            TWELVE MONTHS ENDED DECEMBER 31,
                                           ---------------------------------
                                                 2005             2004
                                           ---------------   ---------------
                                              $     Margin      $     Margin
                                           ------   ------   ------   ------
Operating Profit, As Reported              $1,577    12.5%   $1,592    13.4%
Goodwill Impairment Charge                     69               112
(Income) Regarding Litigation Settlement       (6)              (30)
                                           ------            ------
Operating Profit, As Reconciled            $1,640    13.0%   $1,674    14.1%
                                           ======            ======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                 TWELVE
                                              MONTHS ENDED
                                              DECEMBER 31,
                                                  2005
                                              ------------
Operating Profit from Continuing Operations      $1,577
Goodwill Impairment Charge                           69
(Income) Regarding Litigation Settlement             (6)
                                                 ------
Operating Profit, As Reconciled                  $1,640
                                                 ======

                                                       TWELVE MONTHS ENDED
                                                           DECEMBER 31,
                                                       -------------------
                                                          2005     2004
                                                         ------   ------
Shareholders' Equity, As Reported                        $4,848   $5,423
Goodwill Impairment Charge (after tax)                       69      104
(Income) Regarding Litigation Settlement (after tax)         (4)     (19)
                                                         ------   ------
Shareholders' Equity, As Reconciled                      $4,913   $5,508
                                                         ======   ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                             Three Months Ended
                                                December 31,
                                             ------------------
                                                 2005   2004
                                                 ----   ----
Net Sales                                        $ 44   $114
                                                 ====   ====
Income (Loss) from Discontinued Operations       $  7   $(47)
Gain (loss) on Disposal of Discontinued
   Operations, Net                                 53     (2)
                                                 ----   ----
Income (Loss) Before Income Taxes                  60    (49)
Income Tax (Expense) Benefit                      (29)    15
                                                 ----   ----
   Income (Loss) from Discontinued
      Operations, Net of Income Taxes            $ 31   $(34)
                                                 ====   ====

                                        Twelve Months Ended
                                           December 31,
                                        -------------------
                                           2005    2004
                                           ----   -----
Net Sales                                  $242   $ 581
                                           ====   =====
Income from Discontinued Operations        $ 39   $   5
Gain on Disposal of Discontinued
   Operations, Net                           63     106
Impairment of Assets Held for Sale           --    (139)
                                           ----   -----
Income (Loss) Before Income Taxes           102     (28)
Income Tax                                  (34)    (28)
                                           ----   -----
   Income (Loss) from Discontinued
      Operations, Net of Income Taxes      $ 68   $ (56)
                                           ====   =====

NOTES:

The unusual relationship between income tax and loss before income taxes in 2004 (including the impairment charge for assets held for sale and the net gain on disposals) resulted primarily from the expected loss providing no current tax benefit and the reversal of deferred tax assets of the discontinued operations which were no longer expected to be realized. The after-tax charge for the impairment of assets held for sale of $151 million included $12 million for the expensing of deferred tax assets of the discontinued operations for the twelve months ended December 31, 2004.

The information for discontinued operations is for the period prior to the respective dates of disposition.